                                                                   Exhibit 10.15
                                                                   -------------

                         STOCKHOLDER OPTION AGREEMENT

     AGREEMENT, dated as of July 18, 1996 among Hologic, Inc., a Delaware corporation ("Parent"), and the holders (the "Stockholders") of the shares (the "Shares") of common stock, $0.0001 par value ("Company Common Stock") of FluoroScan Imaging Systems, Inc., a Delaware corporation (the "Company"), listed on the signature pages hereof.

     WHEREAS, in order to induce Parent and certain of its affiliates to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof with the Company, Parent has requested that the Stockholders, and the Stockholders have agreed, to enter into this Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     WHEREAS, the Stockholders acknowledge that Parent has and will incur significant expense in connection with the negotiation and execution of the Merger Agreement, and the performance of its obligations and the consummation of the transactions contemplated thereby. Parent has, among other things, retained lawyers, accountants and investment bankers and has and will continue to divert substantial internal corporate resources in connection with the Merger Agreement. The Stockholders believe that the Merger, including the merger consideration to be received by them, will be of substantial benefit to them, desire to induce the Parent to incur the expense and effort that will be require by the Parent to enter into the Merger Agreement and to consummate the Merger, and understand that the Parent would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement. The Stockholders further believe that if the Merger is not consummated under certain circumstances as contemplated herein, the purchase of all or a portion of their Shares at the Purchase Price set forth in the Merger Agreement and under the terms and conditions set forth herein would be fair and equitable.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 STOCK OPTION

     1.1.  Grant of Stock Option.  Each Stockholder hereby grants to Parent an
           ---------------------
irrevocable option (the "Option") to purchase all Shares presently owned by him as set forth on the signature pages hereto and any additional Shares acquired by such Stockholder (whether by purchase or otherwise) after the date of this Agreement (collectively, as the same may be adjusted or modified pursuant to Section 1.5, the "Stockholder Shares") in exchange for the number of shares of Parent's Common Stock equal to the number of the Stockholder Shares to be purchased by Parent multiplied by the Conversion Ratio (calculated using the date the Option is exercised as the deemed date of the Stockholders Meeting for purposes of calculating the Average Market Value, assuming for such purpose that the Parent Adjustment Election has been made if the Average Market Value of the Buyer's Common Stock as calculated herein is less than $30.17, and as adjusted pursuant to Section 1.5, the "Purchase Price"). Parent may elect, in its sole discretion, to pay all or a portion of the Purchase Price in cash, with each share of Parent Common Stock that would have been issued hereunder being deemed to have a value equal to the Average Market Value calculated as set forth above.

     1.2.  Exercise of Option.  The Option may be exercised by Parent, in whole
           ------------------
or in part, at any time or from time to time for a period (the "Exercise Period") commencing upon the satisfaction of the conditions set forth in Section 1.4(i), (ii), (iii) and (iv), and ending on the later to occur of (i) twelve
(12) months from the date of the termination of the Merger Agreement, (ii) thirty (30) days following the consummation of a Business Combination Transaction effecting during the twelve (12) month period referred to in clause
(i), or (iii) thirty (30) days following the consummation of a Business Combination Transaction effected after the twelve (12) month period referred to in clause (i) , but with respect to which the Company or any of its Subsidiaries or Affiliates has entered into a definitive agreement with a third party within said twelve (12) month period. In the event Parent wishes to exercise the Option for all or some of the Stockholder Shares, Parent shall send a written notice (the "Exercise Notice") to the Stockholders specifying the total number of Stockholder Shares to be purchased from the Stockholders pursuant to such exercise, the date (not less than five (5) nor more than ten (10) business days from the date of the Exercise Notice), and the time for the closing of such purchase. The number of Stockholder Shares to be purchased from each Stockholder with respect to such exercise shall be divided pro rata among the Stockholders in proportion to the number of Stockholder Shares then beneficially owned by the Stockholders, unless the parties agree to alternative allocation. Each closing of a purchase of Stockholder Shares pursuant to this Section 1.2(a) (a "Closing") shall take place at the offices of Katten, Muchin & Zavis in Chicago, Illinois or at such other place as may be mutually agreeable to the parties, on the date and at the time designated by Parent in its Exercise Notice.

     1.3.  Closing. At the Closing, (a) each Stockholder shall deliver to Parent
           -------
(in accordance with Parent's instructions) a certificate or certificates (the "Certificates") representing the Stockholder Shares to be purchased from such Stockholder, duly endorsed or accompanied by stock powers duly executed in blank, in either case with such Stockholder's signature guaranteed by a bank, trust company, broker dealer, credit union, savings association or other eligible institution that is a member in good standing of a recognized signature guarantee medallion program, and (b) Parent shall deliver to such Stockholder a certificate or certificates representing Parent Common Stock registered in the name of such Stockholder and/or, at the election of the Parent, cash in the amount of the Purchase Price.

     1.4.  Conditions.  The obligation of each Stockholder to sell Stockholder
           ----------
Shares at any Closing is subject to the following conditions:

                        (i) The conditions requiring the Company to pay the Parent the Break-up Fee pursuant to Section 6.5 of the Merger Agreement shall have occurred;

                        (ii) Prior to or within twelve (12) months after the termination of the Merger Agreement, the Company or any of its Subsidiaries, or any Company Affiliate shall have entered into a definitive agreement with a third party with respect to a Business Combination Transaction or a Business Combination Transaction shall have been effected;

                        (iii) There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining such exercise of the Option; and

                        (iv) The representations and warranties of Parent contained in Article III hereof shall be true and correct in all material respects on the date thereof as if made on such date.

This Agreement shall terminate, and the Parent shall have no rights hereunder in the event that (a) the Merger contemplated by the Merger Agreement is consummated or (b) the Merger Agreement is terminated under circumstances that could not give rise to the satisfaction of the condition set forth in clause 1.4(i) of this Agreement.

     1.5.  Adjustment Upon Changes in Capitalization or Merger.  The Conversion
           ---------------------------------------------------
Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, merger, consolidation, business combination, recapitalization or similar event affecting any change in the Parent Common Stock or the Company Common Stock between the date of this Agreement and any Closing. Without limiting the foregoing, in the event that a Business Combination Transaction is effected prior to the expiration of the Exercise Period, the term Stockholder Shares shall mean all shares of capital stock and any other consideration received by a Stockholder for his Stockholder Shares in connection with such Business Combination Transaction.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     Each of the Stockholders severally represents and warrants to the Parent that:

     2.1.  Valid Title.  Except as contemplated by the Merger Agreement, such
           -----------
Stockholder is the sole, true, lawful and beneficial owner of his Stockholder Shares with no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto. At any Closing, such Stockholder will convey his Stockholder Shares being purchased free and clear of any and all claims, liens, charges, encumbrances, security interests, any voting trust, or any other agreement or arrangement with respect to the voting of such Shares.

     2.2.  Non-Contravention.  The execution, delivery and performance by such
           -----------------
Stockholder
of this Agreement and the consummation of the transactions contemplated hereby
(i) are within such Stockholder's powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (other than as may be required under the HSR Act as defined in Section 4.14 of the Merger Agreement), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any lien on any asset of such Stockholder.

     2.3.  Binding Effect.  This Agreement has been duly executed and delivered
           --------------
by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

     2.4.  Total Shares.  The number of Shares set forth on the signature pages
           ------------
hereto are the only Shares beneficially owned by such Stockholder (excluding shares in which the Stockholder only has a voting interest, but including shares held by or for the benefit of members of such Stockholder's immediate family).

     2.5.  Investment Intent.  Such Stockholder understands and agrees that the
           -----------------
Parent Common Stock to be issued to him upon any exercise by the Parent of the Option will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that any Parent Common Stock to be so acquired by such Stockholder will be acquired by such Stockholder for his own account and not with a view to the public distribution thereof, and will not be transferred except in compliance with the Securities Act. Such Stockholder hereby consents to the imposition of a legend substantially similar to the following on each certificate for the shares of Parent Common Stock to be issued to such Stockholder upon any exercise of the Option and agrees to abide by the restrictions contained therein:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless registered under the Act or an opinion of counsel, reasonably satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act.

     2.6.  Finder's Fees. No investment banker, broker or finder is entitled to
           -------------
a commission or fee from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     The Parent represents and warrants to each of the Stockholders:

     3.1.  Corporate Power and Authority.  Parent has all requisite corporate
           -----------------------------
power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and no other corporate action on the part of Parent is necessary to authorize the execution, delivery or performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     3.2.  Acquisition for Parent's Account. Any Stockholder Shares to be
           --------------------------------
acquired upon any exercise of the Option will be acquired by Parent for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act. Parent hereby consents to the imposition of a legend substantially similar to the following on each certificate for the shares of Company Common Stock to be issued to the Parent upon any exercise of the Option and agrees to abide by the restrictions contained therein:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless registered under the Act or an opinion of counsel, reasonably satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act.

                                  ARTICLE IV

                         COVENANTS OF THE STOCKHOLDERS

     Each of the Stockholders hereby covenants and agrees that:

     4.1.  No Proxies for or Encumbrances on Stockholder Shares. Except as
           ----------------------------------------------------
contemplated in the Merger Agreement, such Stockholder shall not, prior to the earlier to occur of (i) the termination of this Agreement (as set forth in the last sentence of Section 1.4) or (ii) the expiration of the Exercise Period (the period of time commencing on the date of this Agreement through such earlier date to be referred to as the "Restricted Period"), without the prior written consent of Parent, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (b) sell, assign, gift transfer, encumber or otherwise dispose of any Shares during the term of this Agreement, other than sales made in accordance with Rule 144 under the Securities Act, as in effect on the date hereof (assuming for all purposes of the application of such Rule that each Stockholder is an affiliate of the Company) or sales, transfers or other dispositions made pursuant to a Business Combination Transaction (provided, however, that the term Stockholder Shares shall be modified to include any consideration received by a Stockholder in any such Business Combination Transaction as set forth in Section 1.5). Prior to the termination of the Merger Agreement, such Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding. Such Stockholder further agrees to notify Parent promptly and to provide all details requested by Parent if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing during the Restricted Period.

     4.2.  Conduct of Stockholders. Such Stockholder will not (i) take, agree or
           -----------------------
commit to take any action that would make any representation and warranty of such Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     4.3   Legend.  Simultaneously with the execution of this agreement, and
           ------
upon the acquisition of any additional Stockholder Shares during the term of this Agreement, each Stockholder agrees cause the following legend to be set forth on all certificates representing his Stockholder Shares:

          The shares represented by this certificate are subject to certain restrictions on transfer and rights of Hologic, Inc. as set forth in that certain Stockholder Option Agreement dated July 18, 1996, a copy of which will be furnished to the holder of this certificate by Hologic, Inc. without charge upon written request to Hologic, Inc., and may not be sold, assigned, gifted, transferred, encumbered or otherwise disposed of except in compliance with said Stockholder Option Agreement.

                                   ARTICLE V

                            COVENANTS OF THE BUYER

     The Parent hereby covenants and agrees that:

     5.1.  Registration Rights.  As soon as practicable after a Closing, Parent
           -------------------
shall use its best efforts to cause to be registered with the Securities and Exchange Commission under the Securities Act at least forty-three percent (43%) of the shares of Parent Common Stock issued to each Stockholder hereunder (such number of shares required to be registered to be reduced by any cash paid by the Parent upon exercise of this Option with each share being deemed to be equivalent to the Average Market Value of the Parent Common Stock, such that if 43% of the

Purchase Price is paid in cash, a Stockholder shall have no Registration Rights hereunder), on Form S-3, or any successor form thereto under the Securities Act (the "Registration Statement"), and in any event shall file such Registration Statement within forty-five (45) days of the Closing. Furthermore, Parent shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission any amendments or supplements to such Registration Statement to cause the Registration Statement to become effective as soon as practicable after such filing and to remain effective for so long as may be reasonably necessary effect the sale of such Registrable Shares, not to exceed sixty (60) days. The Stockholders shall furnish the Parents such information regarding the Stockholders and the distribution proposed by the Stockholders as the Parent may reasonably request in connection with any such registration.

     5.2  Rule 16(b) Restrictions; Stockholder Loans.  In the event that a
          ------------------------------------------
Stockholder, upon the determination of counsel to the Parent, would be subject to liability for the sale of his Parent Common Stock acquired upon the Parent's exercise of this Option pursuant to Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, Parent shall not register such shares until the applicable holding period has expired and shall promptly after request by a stockholder, loan such funds to such Stockholder as are necessary and appropriate to pay income taxes (Federal and state, including estimated taxes) with respect to the receipt of the Parent Common Stock upon exercise by Parent of this Option, but reduced by any cash received by a Stockholder in connection with such exercise, subject to the right of Parent to secure the repayment of such loan pursuant to the pledge of such Parent Common Stock and the obligation of the Stockholders to repay the loans upon sale of the Parent Common Stock, but in no event later than the earlier of sixty (60) days after (a) the effective date of the Registration Statement, or (b) the date the shares first become saleable under Rule 144 under the Securities Act (including any successor rule, "Rule 144"); provided that prior to being required to make such loan to a Stockholder, the Stockholder must execute such instruments and agreements evidencing its obligations pursuant thereto and the required pledge, in form and substance reasonably satisfactory to Parent. Such loans shall be nonrecourse loans secured only by the Buyer Common Stock.

     5.3  Price Protection.  Parent agrees that for any shares of Parent Common
          ----------------
Stock issued to a Stockholder in connection with the Parent's exercise of this Option, Parent will guarantee that the purchase price received by the Stockholder for the sale of such Parent Common Stock will be no less than 85% times the Average Market Value with respect to all sales of such Parent Common Stock made within sixty (60) days of the date that such shares are saleable, whether pursuant to an effective Registration Statement or pursuant to Rule 144, and provided, further, that the Stockholder sells the shares through a broker designated by Parent. In the event that such sale yields gross proceeds of less than the Average Market Value of such shares (calculated as set forth herein), the Parent will promptly reimburse the Stockholder for such shortfall.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1.  Expenses. All costs and expenses incurred in connection with the
           --------
parties' performance of their respective obligations under this Agreement shall be paid by the party incurring such cost or expense.

     6.2.  Further Assurances. In the event the Parent exercises the Option, the
           ------------------
Parent and the Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable the Parent and any assignee to exercise and enjoy all benefits and rights of the Stockholders with respect to the Option and the Stockholder Shares.

     6.3.  Additional Agreements. Subject to the terms and conditions of this
           ---------------------
Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     6.4.  Specific Performance.  The parties hereto agree that the Parent may
           --------------------
be irreparably damaged if for any reason any Stockholder failed to sell his Stockholder Shares upon exercise of the Option or to perform any of his other obligations under this Agreement, and that the Parent would not have an adequate remedy at law for money damages in such event. Accordingly, the Parent shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that the Parent may have against any Stockholder for any failure to perform its obligations under this Agreement.

    6.5.   Notices.  Any notice or other communication in connection with this
           -------
Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or (c) forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier:

    If to a Stockholder to:

      Arlen L. Issette
      243 Bristol Court
      Deerfield, IL  60015
      Tel:  (847) 945-0374


    and

      Larry S. Grossman
      1625 Tall Tree Lane
      Deerfield, IL  60015
      Tel:  (847) 948-0758

    with a copy to:

      Katten, Muchin & Zavis
      525 West Monroe Street, Suite 1600
      Chicago, Illinois  60661
      Attn: Jeffrey R. Patt, Esq.
      Tel: 312-902-5200
      Fax: 312-902-1061

    If to the Parent, to:

      Hologic, Inc.
      590 Lincoln Street
      Waltham, MA 02154
      Attn: President
      Tel:  (617) 890-2300
      Fax:  (617) 890-8031

    with a copy to:

      Brown, Rudnick, Freed & Gesmer, P.C.
      One Financial Center
      Boston, MA  02111
      Attn:  Lawrence M. Levy, Esquire
      Tel: (617) 856-8200
      Fax: (617) 856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

     6.6.  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained in this Agreement shall survive delivery of and payment for the Stockholder Shares.

     6.7.  Amendments.  This Agreement may not be modified, amended, altered or
           ----------
supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     6.8.  Successors and Assigns.  This Agreement may not be assigned otherwise
           ----------------------
than by operation of law (a) by the Parent without the prior written consent of the Stockholders or (b) by a Stockholder without the prior written consent of the Parent. However, any or all rights of the Parent to receive performance (but not the obligations of the Parent to the Stockholders hereunder) and rights to assert claims against the Stockholders or in respect of breaches of representations, warranties or covenants of the Stockholder hereunder, may be assigned by the Parent to (i) any direct or indirect subsidiary, parent or other affiliate of the Parent, or (ii) any purchaser of all or substantially all of the assets or business of the Parent after Closing subject to such assignee's assumption of all of the Parent's obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     6.9.  Governing Law.
           -------------

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Delaware.

             (b) Any claim, action, suit or other proceeding initiated by any party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the State of Delaware, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     6.10.  Interpretation.  The parties hereto acknowledge and agree that: (i)
            --------------
each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     6.11.  Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

     6.12.  Severability.  In the event that any court having jurisdiction shall
            ------------
determine that any provision contained in this Agreement shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of this Agreement shall nevertheless remain in full force and effect.

     6.13.  Counterparts.  This Agreement may be signed in any number of
            ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    HOLOGIC, INC.

                                    By:
                                       --------------------------------


                                    -----------------------------
                                    Larry S. Grossman


Shares
Owned
- -----



                                    -----------------------------
                                    Arlen L. Issette



Shares
Owned
- -----